EXHIBIT 99.1

Sent via electronic delivery

February 8, 2023

Mr. Saagar Govil CEO

Cemtrex Inc.

276 Greenpoint Ave

Bld. 8, Suite 208

Brooklyn, NY 11222

RE:	Cemtrex Inc. (Symbol: CETX) Nasdaq Listing Qualifications Hearings Docket No. NQ 6560C-23

Dear Mr. Govil:

This is to advise you that we have been informed by Staff that the bid price deficiency of Cemtrex Inc. (the “Company”) has been cured, and that the Company is in compliance with all applicable listing standards. Therefore, the scheduled hearing before the Hearings Panel on March 16, 2023, has been cancelled. The Company’s stock will continue to be listed and traded on The Nasdaq Stock Market.

Should you have any questions, please do not hesitate to contact me at (202) 912-3058.

Sincerely,

Aravind Menon

Hearings Advisor

Nasdaq Office of General Counsel